SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

FAIRMOUNT BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53996	27-1783911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road, Baltimore, MD 21237

(Address of Principal Executive Offices)

(410) 866-4500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2011, Edgar F. Lassahn, Jr. (age 66) commenced service as a director of each of Fairmount Bancorp, Inc. (the “Company”) and Fairmount Bank (the “Bank”). Mr. Lassahn will serve as a director on each board for a term to expire in 2013.

Mr. Lassahn became a member of the board of directors of each of the Company and the Bank in accordance with the Agreement and Plan of Conversion Merger, dated as of May 11, 2011, by and among the Company, the Bank and Fullerton Federal Savings Association (“Fullerton”), and Fullerton’s related Plan of Conversion Merger, pursuant to which Fullerton converted to the stock form of organization and merged with and into the Bank on October 12, 2011, after receipt of all required approvals.

On October 19, 2011, Mr. Lassahn was also appointed to the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Company’s board of directors.

Mr. Lassahn served on Fullerton’s board of directors from 1970 until consummation of the merger. He has been President and owner of Lassahn Funeral Home, Inc. since 1996 and an employee of that company since 1960.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FAIRMOUNT BANCORP, INC.

DATE: October 25, 2011	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive Officer